Section 906 Certification
The following certification is provided by the undersigned Principal Executive Officer and Principal Financial Officer of Registrant on the basis of such officers’ knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
Certification
In connection with the Annual Report of Janus Investment Fund (the “Registrant”) on Form N-CSR for the period ended September 30, 2010, as filed with the Securities and Exchange Commission on November 29, 2010 (the “Report”), we, Robin C. Beery, Principal Executive Officer of the Registrant, and Jesper Nergaard, Principal Accounting Officer and Principal Financial Officer of the Registrant, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Robin C. Beery President and Chief Executive Officer of
Janus Investment Fund (Principal Executive Officer)
November 29, 2010

/s/ Jesper Nergaard Vice President, Chief Financial Officer,
Treasurer and Principal Accounting Officer of Janus
Investment Fund (Principal Accounting Officer and
Principal Financial Officer)
November 29, 2010